POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Serenbetz and Chris Braunlich, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of DNA Plant Technology Corporation, and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures                 Title                      Date

/S/ ROBERT SERENBETZ          Chairman of the            June 15, 1995
    Robert Serenbetz          Board and Chief
                              Executive Officer
                              (Principal
                              Executive Officer)


/S/ CHRIS BRAUNLICH           Chief Financial            June 15, 1995
    Chris Braunlich           Officer and
                              Treasurer
                              (Principal
                              Financial Officer
                              and Principal
                              Accounting Officer


/S/ EVELYN BEREZIN            Director                   June 15, 1995
    Evenlyn Berezin

/S/ JAMES L. FERGUSON         Director                   June 15, 1995
    James L. Ferguson

/S/ GERALD D. LAUBACH         Director                   June 15, 1995
    Gerald D. Laubach

/S/ DOUGLAS S. LUKE           Director                   June 15, 1995
    Douglas S. Luke